UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 30, 2011

MACC PRIVATE EQUITIES INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-24412	42-1421406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Second Street SE, Suite 800, Cedar Rapids, Iowa	52401
(Address of Principal Executive Offices)	(Zip Code)

(319) 363-8249
Registrant’s Telephone Number, Including Area Code

2533 South Coast Highway 101, Suite 240, Cardiff-By-The-Sea, California 92007
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Effective as of April 29, 2011, MACC Private Equities Inc. (the “Company”), entered into an interim Investment Advisory Agreement (the “Interim Advisory Agreement”) with InvestAmerica Investment Advisors, Inc. (“InvestAmerica”) pursuant to Rule 15a-4 adopted under the Investment Company Act of 1940, as amended (the “Rule”).  The previous investment advisory agreement by and between the Company and Eudaimonia Asset Management, LLC (“EAM”) expired on April 29, 2011 (the “EAM Advisory Agreement”).  Simultaneously, the Subadvisory Agreement by and among the Company, InvestAmerica and EAM (the “Subadvisory Agreement”) also expired on April 29, 2011.  In light of the shareholders’ unwillingness to authorize the Company to raise additional capital, the Board of Directors of the Company (the “Board”) determined to pursue a liquidation strategy.  As a result, EAM requested, and the Board agreed, not to renew the term of the EAM Advisory Agreement.  Similarly, the Board and InvestAmerica agreed not to renew the Subadvisory Agreement based on the implementation of the Interim Advisory Agreement.

The Interim Advisory Agreement will continue for a period of 150 days unless terminated earlier by the Company or InvestAmerica.  Consistent with the Rule, the Interim Advisory Agreement provides that InvestAmerica will be compensated for serving as the Company's investment adviser at the annual rate of 1% of assets under management with no incentive fee.  It is anticipated that the Company will effect a shareholder approved liquidating trust within the next 150 days or prior to the termination of the Interim Advisory Agreement.  The Company anticipates filing a preliminary proxy statement with respect to a shareholder meeting to authorize liquidation very shortly.  It is anticipated that the meeting would take place in late June or early July.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 29, 2011, Mr. Travis T. Prentice President and CEO of the Company and Mr. Derek J. Gaertner, CFO and Chief Compliance Officer resigned in connection with the expiration of the EAM Advisory Agreement.  The Board appointed Mr. David R. Schroder, as President and Secretary and Mr. Robert A. Comey, Executive Vice President, Chief Financial Officer, Chief Compliance Officer, and Treasurer.  Mr. Schroder, age 68, co-founded InvestAmerica in 1984, currently serves as its President, and been active in the venture capital fund industry since the mid-1970’s.  Mr. Comey, age 65, has worked at InvestAmerica since 1986, currently serves as its Executive Vice President and has been active in the venture capital fund community since the late-1970’s.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

10.1           Investment Advisory Agreement by and between MACC Private Equities Inc. and InvestAmerica Investment Advisors,
Inc. dated effective April 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACC PRIVATE EQUITIES INC.

Date: May 5, 2011	By:	/s/ David R. Schroder
David R. Schroder
President and Principal Executive Officer

EXHIBITS LIST

Exhibit Name	Exhibit Number
Investment Advisory Agreement by and between MACC Private Equities Inc. and InvestAmerica Investment Advisors, Inc. dated effective April 29, 2011.	10.1